Exhibit 99.1

SOHU.COM REPORTS SECOND QUARTER 2006 UNAUDITED FINANCIAL RESULTS

Second Quarter 2006 Revenues Reach Record US$22.8 million, Up 35% Year-on-Year;

Second Quarter 2006 Non-GAAP Fully Diluted EPS Is US$0.22, Up 22% Year-on-Year

BEIJING, CHINA, July 27, 2006 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search and mobile value-added services company, today reported unaudited financial results for the second quarter ended June 30, 2006.

Business Highlights

Highlights For Second Quarter 2006

-	Total revenues of US$34.1 million, up 36% year-on-year and 12% quarter-on-quarter exceeding company guidance

-	Advertising revenues of US$22.8 million, up 35% year-on-year and 13% quarter-on-quarter, exceeding company guidance

-	Non-advertising revenues of US$11.2 million, exceeding company guidance, with wireless revenues of US$9.0 million, up 41% year-on year and showing steady improvement up 12% quarter-on-quarter. Wireless business experienced sixth consecutive quarter of sequential growth

-	Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$8.4 million or US$0.22 per fully diluted share, meeting high-end of company guidance

-	GAAP net income of US$7.2 million or US$0.19 per fully diluted share, including income from continuing operations of US$7.8 million and loss from discontinued E-commerce operations of US$0.6 million

-	E-commerce business, reported as discontinued operations following a disposal activity, is excluded from reported results for continuing operations in both current and prior periods

-	Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations”

-	On July 25, 2006, the board of directors approved an increase in the total amount of the stock repurchase program from US$15 million to US$30 million.

Dr. Charles Zhang, Chairman and CEO of Sohu.com, commented, “This was an exceptional quarter for Sohu. Total revenues of US$34.1 million for the second quarter of 2006 again exceeded our previous guidance, driven by our core advertising revenues growing 35% year-on-year and supplemented by wireless revenues growing 41% year-on-year. Our advertising revenues were boosted by the 2006 FIFA World Cup. Our exclusive rights to provide FIFA World Cup online video content were an integral part of our strategy to capture more advertising revenue by enhancing our rich media content offering. We continue to believe that providing premier, differentiated and exclusive content is the key for Sohu to sustain its leading competitive advantage in the online advertising space.”

Business Results

As Sohu previously reported, Sohu discontinued its own e-commerce platform of physical consumer goods on June 20, 2006. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

Total revenues for second quarter ended June 30, 2006 totaled US$34.1 million, compared to revenues of US$30.4 million for first quarter ended March 31, 2006, and US$25.0 million for second quarter ended June 30, 2005. Gross margin for the second quarter of 2006 was 64%. Non-GAAP gross margin of 65% in second quarter of 2006 was down slightly from 68% in the previous quarter and 69% in the same period of 2005. Including discontinued operations, net income for the second quarter of 2006 was US$7.2 million or US$0.19 per fully diluted share. Non-GAAP net income for second quarter of 2006 was US$8.4 million or US$0.22 per fully diluted share. This compares to non-GAAP net income of US$7.8 million or US$0.20 per fully diluted share for the previous quarter and US$7.1 million or US$0.18 per fully diluted share for second quarter of 2005.

Sohu’s advertising revenues for second quarter of 2006 totaled US$22.8 million, a 35% year-on-year and 13% quarter-on-quarter improvement. For the first half of 2006, advertising revenues grew by 35% year-on-year. Advertising revenues, consisting of US$19.3 million in brand advertising and US$3.5 million in sponsored search, accounted for 67% of total revenues in second quarter of 2006. For the first half of 2006, brand advertising revenues and sponsored search revenues grew by 38% and 20% year-on-year, respectively. Advertising non-GAAP gross margin was 71%, a decline from 75% in the previous quarter and 76% in second quarter of 2005. This gross margin decline was primarily due to an increase in exclusive content expenses and bandwidth costs.

For second quarter of 2006, Sohu’s non-advertising revenues, which are derived mainly from wireless value-added services and online games, increased by 39% year-on-year and 9% quarter-on-quarter to US$11.2 million, representing 33% of total revenues. The strong year-on-year improvement was a result of the continued recovery in wireless revenues. Wireless revenues for second quarter of 2006 totaled US$9.0 million, an increase of 12% over the previous quarter and 41% over the same period last year. Non-advertising non-GAAP gross margin was 53% compared to 55% in the previous quarter and 56% in second quarter of 2005. This gross margin decline was primarily due to the reduced price ceiling set by one of the mobile network operators on SMS fees and increased wireless content expenses.

For the second quarter, Sohu’s non-GAAP operating expenses totaled US$14.4 million, increasing 12% from the previous quarter and increasing 37% year-on-year. The year-on-year increase was primarily because of the increase of marketing expenses, increase in headcount and salaries.

For the second quarter, Sohu’s other income included a gain of US$0.8 million arising from our early redemption of convertible notes with face value of US$15.0 million at a discount.

As of June 30, 2006, Sohu’s cash, cash equivalents and investments in marketable debt securities balance was US$132.9 million, compared to US$133.1 million as of December 31, 2005, even after an early redemption of US$15 million convertible notes during the second quarter.

Carol Yu, CFO of Sohu.com, commented, “Once again, the financial results we achieved in the second quarter of 2006 exceeded our prior guidance with the strength coming from our core advertising business supplemented by a rebounding wireless segment. Although we do expect to experience some bumps in the road over the next few quarters on the wireless side due to certain previously announced operator policy changes, we are well-positioned to minimize the overall impact given our focus on Sohu’s main business - advertising. During the second quarter, we took steps to further streamline our business lines and have discontinued our e-commerce platform so that we are fully focused on advertising, which is the area where we have a clear competitive advantage and solid visibility. Online advertising will continue to be the primary driver behind our long term growth.”

Stock Repurchase Program

As we reported previously, in October 2005, the board of directors approved the Company’s repurchase of outstanding shares of its common stock from the open market, on an opportunistic basis, of up to US$15 million. On July 25, the board of directors approved an increase in the total amount of the program from US$15 million to US$30 million. As of July 26, 2006, Sohu has repurchased 284,000 shares under this program and utilized US$6.2 million.

Recent Strategic Partnerships

Sohu has become a pioneer in delivering online video content through complementary partnership opportunities. During the 2006 FIFA World Cup, Sohu worked closely with SMGBB.cn to successfully deliver 2006 FIFA World Cup broadband Internet video on match highlights to Chinese Internet users and soccer fans. To leverage our success in delivering World Cup video, we have continued to secure more premier online video content, such as the Chinese Football Association Super League 2006 and the China Basketball Association Professional League 2006-2007 online video highlights and major European Soccer live Internet video coverage.

In addition, Sohu has entered into an exclusive partnership with Europe’s leading multi-media sports platform, Eurosport, to launch eurosport.sohu.com in China. It features in-depth coverage, including certain video content and sophisticated databases of a wide range of major international sports events.

“We have remained steadfast in our focus on building the Sohu brand via strategic exclusive partnerships. We are pleased to report that we will partner with another well-known Olympic sponsor, adidas, who will become the co-branded partner of Sohu’s sports channel. This is a direct impact of Sohu’s membership in the exclusive Olympics sponsorship group, which we are confident will offer many co-marketing and co-branding opportunities as the Beijing 2008 Olympics approaches. Furthermore, I am proud to announce that Sohu has also been selected to be an exclusive Internet Content partner for Team China from now through 2008, for the 15th Asian Games, the 6th Asian Winter Games and the Beijing 2008 Olympics. Our vision is to extend Sohu’s exclusive network of partnerships to create a platform that will best distribute our enhanced product portfolio and further brand Sohu as an international portal for Chinese users everywhere,” concluded Dr. Zhang.

Business Outlook

Sohu estimates total revenues for third quarter 2006 to be between US$32.5 million to US$34.5 million, with advertising revenues of US$23.5 million to US$24.5 million and non-advertising revenues of US$9.0 million to US$10.0 million. Sohu estimates that brand advertising revenues for the third quarter 2006 to be between US$20.0 million to US$20.5 million.

Sohu estimates the non-GAAP fully diluted earnings per share for the third quarter of 2006 to be between US$0.19 and US$0.21.

In July 2006, Sohu granted approximately 420,000 restricted stock units to its employees and directors under the 2000 Stock Incentive Plan. Assuming no other new grants of share-based awards, Sohu estimates the share-based compensation expense for the third quarter of 2006, due to the effect of adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment, which requires the expensing of share-based compensation expense, to be between US$1.9 million and US$2.0 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the third quarter of 2006, under US GAAP, by US$0.05.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results.

Reconciliations of the Sohu’s non-GAAP financial measures to unaudited Condensed Consolidated Statements of Operations are set forth after the “Condensed Consolidated Statements of Operations” included in this release.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure of net income is useful for itself and investors, because it makes a more meaningful comparison of Sohu’s current operation results to those of prior periods and improves user’s understanding of Sohu’s performance.

Notes to Financial Information

Financial information in this press release is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

Prior to July 1, 2005, the Company had included all of its website operating costs in cost of revenues of brand advertising. Beginning July 1, 2005, in order to improve the measurement of performance of each segment, the Company began allocating website operating cost to cost of revenues of each segment based on actual usage. Accordingly, the Company reclassified cost of revenues amongst each segment for previous periods presented to conform with current period classification.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

In addition, certain balances on balance sheets for prior periods had been reclassified to conform with current period presentation.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile telecom operators), and online games for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and other filings with the Securities and Exchange Commission.

Conference Call

Sohu’s management team will host a conference call at 8:00 PM ET, July 27, 2006 (or 8:00 AM Beijing/Hong Kong time, July 28, 2006) following the quarterly results announcement.

To listen to the conference call, please use the dial in numbers below:

CHINA A Toll Free Number: +1 0800 440 0091

CHINA B Toll Free Number: +1 0800 744 0091

HONG KONG Toll Number: +852 3002 8537

USA Toll Number: +1 800 219 6110/ +1 303 262 2143

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: +1 800 406 7325

International: +1 303 590 3030

PASSCODE: 3553319

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. Sohu offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. The company also operates two massively multi-player online role-playing games as well as a casual game platform. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its tenth year of operation.

Sohu.com Contact Information

Jessica Zhang

Senior Manager

Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Six Months Ended
	Jun. 30, 2006	Mar. 31, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005
Revenues:
Advertising
Brand advertising	$19,304	$16,675	$13,859	$35,979	$25,983
Sponsored search	3,526	3,450	3,105	6,976	5,836

Subtotal of advertising revenues	22,830	20,125	16,964	42,955	31,819

Non-advertising
Wireless	8,994	8,009	6,360	17,003	12,319
Others	2,250	2,280	1,714	4,530	3,360

Subtotal of non-advertising revenues	11,244	10,289	8,074	21,533	15,679

Total revenues	34,074	30,414	25,038	64,488	47,498

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $264, $339, $0, $603 and $0, respectively)	5,610	4,331	3,407	9,941	6,217
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $22, $22, $0, $44 and $0, respectively)	1,247	1,092	699	2,339	1,180

Subtotal of advertising cost of revenues	6,857	5,423	4,106	12,280	7,397

Non-advertising
Wireless	4,464	3,812	2,871	8,276	5,193
Others (includes share-based compensation expense under SFAS 123(R) of $5, $5, $0, $10 and $0, respectively)	826	792	675	1,618	1,348

Subtotal of non-advertising cost of revenues	5,290	4,604	3,546	9,894	6,541

Total cost of revenues	12,147	10,027	7,652	22,174	13,938

Gross profit	21,927	20,387	17,386	42,314	33,560

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $369, $493, $0, $862 and $0, respectively)	4,617	4,243	3,594	8,860	6,736
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $298, $448, $0, $746 and $0, respectively)	7,033	6,374	4,012	13,407	8,439
General and administrative (includes share-based compensation expense under SFAS 123(R) of $313, $424, $0, $737 and $0, respectively)	3,199	3,076	2,409	6,275	4,899
Amortization of intangibles	509	509	474	1,018	930

Total operating expenses	15,358	14,202	10,489	29,560	21,004

Operating profit	6,569	6,185	6,897	12,754	12,556

Other income/(expense)	711	(68)	(92)	643	(262)
Interest income	787	529	555	1,316	1,128

Income before income tax expense	8,067	6,646	7,360	14,713	13,422
Income tax expense	(303)	(443)	(50)	(746)	(112)

Income from continuing operations	$7,764	$6,203	$7,310	$13,967	$13,310

Loss from discontinued E-commerce operations	(592)	(165)	(210)	(757)	(496)

Net Income	7,172	6,038	7,100	13,210	12,814

Basic net income per share	$0.19	$0.16	$0.20	$0.36	$0.36

Shares used in computing basic net income per share	36,943	36,768	36,015	36,856	36,093

Diluted net income per share	$0.19	$0.16	$0.18	$0.34	$0.33

Shares used in computing diluted net income per share	39,474	39,384	39,596	39,430	39,764

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Jun. 30, 2006	As of Dec. 31, 2005
		(Audited)
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$132,898	$133,086
Accounts receivable, net	23,749	19,283
Prepaid and other current assets	4,045	4,546
Fixed assets, net	16,717	15,745
Goodwill	51,440	50,918
Intangible assets, net	9,688	11,251
Restricted cash	1,001	991
Other assets, net	4,652	3,861

	$244,190	$239,681

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$34,922	$35,053
Zero coupon convertible senior notes	59,780	74,780

Total liabilities	94,702	109,833
Shareholders’ equity	149,488	129,848

	$244,190	$239,681

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Jun. 30, 2006				Three Months Ended Mar. 31, 2006				Three Months Ended Jun. 30, 2005
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted	Reported	Adjustments	Adjusted
Revenues:
Advertising
Brand advertising	$19,304	$—		$19,304	$16,675	$—		$16,675	$13,859	$—	$13,859
Sponsored search	3,526	—		3,526	3,450	—		3,450	3,105	—	3,105

Subtotal of advertising revenues	22,830	—		22,830	20,125	—		20,125	16,964	—	16,964

Non-advertising
Wireless	8,994	—		8,994	8,009	—		8,009	6,360	—	6,360
Other	2,250	—		2,250	2,280	—		2,280	1,714	—	1,714

Subtotal of non-advertising revenues	11,244	—		11,244	10,289	—		10,289	8,074	—	8,074

Total revenues	34,074	—		34,074	30,414	—		30,414	25,038	—	25,038

Cost of revenues:
Advertising
Brand advertising	5,610	(264	)(a)	5,346	4,331	(339	)(a)	3,992	3,407	—	3,407
Sponsored search	1,247	(22	)(a)	1,225	1,092	(22	)(a)	1,070	699	—	699

Subtotal of advertising cost of revenues	6,857	(286)		6,571	5,423	(361)		5,062	4,106	—	4,106

Non-advertising
Wireless	4,464	—		4,464	3,812	—		3,812	2,871	—	2,871
Others	826	(5	)(a)	821	792	(5	)(a)	787	675	—	675

Subtotal of non-advertising cost of revenues	5,290	(5)		5,285	4,604	(5)		4,599	3,546	—	3,546

Total cost of revenues	12,147	(291)		11,856	10,027	(366)		9,661	7,652	—	7,652

Gross profit	21,927	291		22,218	20,387	366		20,753	17,386	—	17,386

Operating expenses:
Product development	4,617	(369	)(a)	4,248	4,243	(493	)(a)	3,750	3,594	—	3,594
Sales and marketing	7,033	(298	)(a)	6,735	6,374	(448	)(a)	5,926	4,012	—	4,012
General and administrative	3,199	(313	)(a)	2,886	3,076	(424	)(a)	2,652	2,409	—	2,409
Amortization of intangibles	509	—		509	509	—		509	474	—	474

Total operating expenses	15,358	(980)		14,378	14,202	(1,365)		12,837	10,489	—	10,489

Operating profit	6,569	1,271		7,840	6,185	1,731		7,916	6,897	—	6,897

Other income/ (expense)	711	—		711	(68)	—		(68)	(92)	—	(92)
Interest income	787	—		787	529	—		529	555	—	555

Income before income tax expense	8,067	1,271		9,338	6,646	1,731		8,377	7,360	—	7,360

Income tax expense	(303)	—		(303)	(443)	—		(443)	(50)	—	(50)

Income from continuing operations	7,764	1,271		9,035	6,203	1,731		7,934	7,310	—	7,310
Loss from discontinued E-commerce operations	(592)	—		(592)	(165)	—		(165)	(210)	—	(210)

Net income	$7,172	$1,271		$8,443	$6,038	$1,731		$7,769	$7,100	$—	$7,100

Basic net income per share	$0.19			$0.23	$0.16			$0.21	$0.20		$0.20

Shares used in computing basic net income per share	36,943			36,943	36,768			36,768	36,015		36,015

Diluted net income per share	$0.19			$0.22	$0.16			$0.20	$0.18		$0.18

Shares used in computing diluted net income per share	39,474			39,780	39,384			39,384	39,596		39,596

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Six Months Ended Jun. 30, 2006				Six Months Ended Jun. 30, 2005
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Revenues:
Advertising
Brand advertising	$35,979	$—		$35,979	$25,983	$—		$25,983
Sponsored search	6,976	—		6,976	5,836	—		5,836

Subtotal of advertising revenues	42,955	—		42,955	31,819	—		31,819

Non-advertising
Wireless	17,003	—		17,003	12,319	—		12,319
Other	4,530	—		4,530	3,360	—		3,360

Subtotal of non-advertising revenues	21,533	—		21,533	15,679	—		15,679

Total revenues	64,488	—		64,488	47,498	—		47,498

Cost of revenues:
Advertising
Brand advertising	9,941	(603	)(a)	9,338	6,217	—		6,217
Sponsored search	2,339	(44	)(a)	2,295	1,180	—		1,180

Subtotal of advertising cost of revenues	12,280	(647)		11,633	7,397	—		7,397

Non-advertising
Wireless	8,276	—		8,276	5,193	—		5,193
Others	1,618	(10	)(a)	1,608	1,348	—		1,348

Subtotal of non-advertising cost of revenues	9,894	(10)		9,884	6,541	—		6,541

Total cost of revenues	22,174	(657)		21,517	13,938	—		13,938

Gross profit	42,314	657		42,971	33,560	—		33,560

Operating expenses:
Product development	8,860	(862	)(a)	7,998	6,736	—		6,736
Sales and marketing	13,407	(746	)(a)	12,661	8,439	—		8,439
General and administrative	6,275	(737	)(a)	5,538	4,899	(2	)(b)	4,897
Amortization of intangibles	1,018	—		1,018	930	—		930

Total operating expenses	29,560	(2,345)		27,215	21,004	(2)		21,002

Operating profit	12,754	3,002		15,756	12,556	2		12,558

Other income/ (expense)	643	—		643	(262)	—		(262)
Interest income	1,316	—		1,316	1,128	—		1,128

Income before income tax expense	14,713	3,002		17,715	13,422	2		13,424
Income tax expense	(746)	—		(746)	(112)	—		(112)

Income from continuing operations	13,967	3,002		16,969	13,310	2		13,312
Loss from discontinued E-commerce operations	(757)	—		(757)	(496)	—		(496)

Net income	$13,210	$3,002		$16,212	$12,814	$2		$12,816

Basic net income per share	$0.36			$0.44	$0.36			$0.36

Shares used in computing basic net income per share	36,856			36,856	36,093			36,093

Diluted net income per share	$0.34			$0.42	$0.33			$0.33

Shares used in computing diluted net income per share	39,430			39,583	39,764			39,764

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).
(b)	To eliminate share-based compensation expense as measured using the intrinsic value method under APB 25.